Exhibit 15


November 13, 1997


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Dear Ladies and Gentlemen:

We are aware that AlliedSignal Inc. has incorporated by reference our reports dated April 24, 1997, July 25, 1997 and October 27, 1997
(issued pursuant to the provisions of Statement on Auditing
Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about
November 13, 1997. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP